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                                                                      EXHIBIT 21















                         SUBSIDIARIES OF THE REGISTRANT



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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


         The following table sets forth the direct and indirect subsidiaries of Capital Bancorp, Inc. at December 31, 2002. Such subsidiaries are wholly owned by the Company or the Bank, as applicable, and they are included in the Company's consolidated financial statements:


                                                        Jurisdiction of      Percentage of Voting
                  Subsidiary                             Incorporation         Securities Owned

Capital Bank & Trust Company                              Tennessee                 100%
Capital Housing Improvement Projects, Inc.(1)             Tennessee                 100%
CBTC Corp.(1)(2)                                          Tennessee                 100%


(1) Subsidiary of Capital Bank & Trust Company.
(2) Inactive.